PROXY


                 STATE STREET BOSTON CORPORATION
         ANNUAL MEETING OF STOCKHOLDERS - APRIL 20, 1994

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of State Street Boston Corporation (the "Corporation") hereby appoints Marsha Hanson, Susanne G. Clark and Evalyn Lipton Fishbein (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 20, 1994 and at any adjournments thereof, with all the power the undersigned would possess if personally present, and to vote, as designated, all shares of Common Stock of the Corporation which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

     TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED
TO BE CHECKED.

     PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
IN ENCLOSED ENVELOPER.

     Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Have your address changed?        Do you have any czomments?
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                                  1. Election of Five Directors:
 [X]  PLEASE MARK VOTES AS IN                             FOR ALL
      THIS EXAMPLE                    FOR     WITHHOLD    EXCEPT
                                      [ ]       [ ]        [ ]
   Each of these matters is fully   I. BOOTH   J. CASH  T. CASNER
described in the Notice of and           D. PERINI    D. PICARD
Proxy Statement for the Meeting,      If you do not wish your
receipt of which is hereby            shares voted "FOR" one or
acknowledged.  THE BOARD OF           more nominees, mark the
DIRECTORS RECOMMENDS THAT YOU         "FOR ALL EXCEPT" box and
GRANT AUTHORITY FOR THE ELECTION      strike a line through the
OF DIRECTORS AND THAT YOU VOTE FOR    nominee(s) name.  Your
ITEMS 2 AND 3.  THE SHARES REPRE-     shares will be voted for
SENTED BY THIS PROXY WILL BE VOTED    the remaining nominee(s).
IN ACCORDANCE WITH THE
SPECIFICATIONS MADE.  IF NO        2. Proposal to approve the
SPECIFICATION IS MADE, THE PROXY      1994 Stock Option and
WILL BE VOTED IN ACCORDANCE           Performance Plan.
WITH THE BOARD OF DIRECTORS'          FOR     AGAINST     ABSTAIN
RECOMMENDATIONS.                      [ ]       [ ]         [ ]

                                   3. Proposal to approve the
     RECORD DATE SHARES:              performance goals under the
                                      Senior Executives Annual
                                      Incentive Plan.
                                      FOR     AGAINST     ABSTAIN
       REGISTRATION                   [ ]      [ ]         [ ]

                                   4. In their discretion, the
                                      Proxies are authorized to
                                      vote upon such other
Please be sure to sign and            business as may properly
date this Proxy.                      come before the meeting or
                                      any adjournments thereof.
____________________ Date:______
(Stockholder)                      Mark box at right if
                                   comments or address change
____________________ Date:______   have been noted on the     [ ]
(Co-owner)                         reverse side of this card.

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DETACH CARD
                 STATE STREET BOSTON CORPORATION

DEAR STOCKHOLDER:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of State Street Boston Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 20, 1994, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. In addition to a proposal to elect directors, you will be asked to approve the new 1994 Stock Option and Performance Unit Plan, which will replace the two existing plans, and to approve the performance goals under the Senior Executives Annual Incentive Plan. State Street's goal is to be the leading global servicer of financial assets. To help achieve this goal in competitive global markets, State Street's executive compensation program is designed to link executive compensation directly to the Corporation's performance, growth in stockholder value and the contribution of the executives to those results. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                              Sincerely,


                              Marshall N. Carter
                              Chairman and Chief Executive
                              Officer